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EXHIBIT 4.1

                  Amended and Restated Note Purchase Agreement

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                       CORPORACION PIPASA, S.A., as Issuer
                        CORPORACION AS DE OROS, as Issuer
                           RICA FOODS, INC., as Parent

                   $8,000,000 (U.S. Dollars) Principal Amount
                11.96% Series A Senior Notes due January 15, 2005

                   $12,000,000 (U.S. Dollars) Principal Amount
                11.96% Series B Senior Notes due January 15, 2005

                                                   Dated as of December 28, 2000

TO EACH OF THE PURCHASERS LISTED IN THE
ATTACHED SCHEDULE A (the "PURCHASERS"):

Ladies and Gentlemen:

                This Note Agreement amends and restates in its entirety that Note Agreement dated as of January 1, 1998 among Costa Rica International, Inc. and the Purchasers named therein.

                WHEREAS, Costa Rica International, Inc. (now named Rica Foods, Inc.) ("Parent") is a party to that Note Agreement dated as of January 1, 1998 among Parent and the Purchasers named therein (the "Prior Note Agreement") pursuant to which $8,000,000 (U.S. Dollars) 11.71% Series A Senior Notes due January 15, 2005 the "Prior Series A Notes") and $12,000,000 (U.S. Dollars) 11.71% Series B Senior Notes due January 15, 2005 (the "Prior Series B Notes") (together, the Prior Series A Notes and the Prior Series B Notes shall be referred to as the "Prior Notes") were issued; and

                WHEREAS, Corporacion Pipasa, S.A. ("Pipasa") and Corporacion As de Oros, S.A. ("As de Oros"), both wholly-owned subsidiaries of Parent, entered into a Note Guaranty dated as of January 1, 1998 with respect to the Notes; and

                WHEREAS, in connection with certain United States income tax issues, Parent has requested that Purchasers amend and restate the Prior Note Agreement in order that As de Oros and Pipasa be (i) the direct issuers of and obligors with respect to, new notes bearing an interest rate of 11.96% (subject to adjustment as herein provided) to be issued in replacement of and substitution for the Prior Notes, (ii) parties to an amended and restated note agreement, in order for (a) the Parent to cease to be an obligor with respect to the Prior Notes and (b) Pipasa and As de Oros to be released as guarantors under the Note Guaranty.

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                WHEREAS, in connection with the transactions described above,
Parent, Pipasa and As de Oros have entered into an Assignment and Assumption Agreement dated as of December 28, 2000 pursuant to which Parent has assigned to As de Oros and Pipasa, on a joint and several basis, and As de Oros and Pipasa have assumed, on a joint and several basis, the rights and obligations of the Parent under the Prior Notes and the Prior Note Agreement.

                THEREFORE, Each of Rica Foods, Inc., a Nevada corporation, Corporacion Pipasa, S.A., a corporation organized under the laws of Costa Rica and Corporacion As de Oros, S.A., a corporation organized under the laws of Costa Rica (Pipasa and As de Oros collectively to be referred to herein as "Obligors"), agrees with you as follows:

1.      AUTHORIZATION OF NOTES.

        1.1.    Description of Notes.

                (a) On a joint and several basis, each of the Obligors will, in substitution for, and replacement of, the Prior Notes, authorize the issue and sale of (a) $8,000,000 (U.S. Dollars) aggregate principal amount of the 11.96% Series A Senior Notes to be dated as of December 28, 2000 and due January 15, 2005 (the "Series A Notes") and (b) $12,000,000 (U.S. Dollars) aggregate principal amount of its 11.96% Series B Senior Notes to be dated as of December 28, 2000 and due January 15, 2005 (the "Series B Notes") (together, the Series A Notes and the Series B Notes and each Series A and Series B Notes delivered in substitution therefor shall be referred to herein as the "Notes"). The Notes shall be substantially in the forms set out in Exhibits A-1 and A-2, with such changes therefrom, if any, as may be approved by you and the Obligors. The interest rate on the Notes shall be subject to adjustment as described in paragraph (b) of this Section 1.1. Each of the Obligors shall be jointly and severally obligated with respect to the Notes and with respect to each of such Obligor's obligations under this Agreement. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                (b)     (i)     The Notes shall bear interest at the rate of
11.96% (or as otherwise provided in clause (ii) of this paragraph (b)) until such time as (A) the Obligors have delivered to the holders of the Notes evidence satisfactory to the holders of the Notes and their U.S. and Costa Rica counsel that the fair market value of property secured by cedulas hipotericas delivered in connection with the Polaris litigation (as described on Schedule
5.8 hereof) is no more than $3.6 million (U.S.) and (B) that no Event of Default hereunder exists. Upon delivery of such evidence, the Holders of the Notes agree to accept new notes which reflect a decrease in the interest rate of 0.25% (25 basis points) of the then existing interest rate in substitution for the Notes.

                        (ii) If the amount of capital required to be maintained by the Holders in respect of the Notes is increased as a result of a Change (as defined below), the interest rate on the Notes shall be increased by 0.25% (25 basis points) effective as of the date on which such increase in required capital is effective. The Holders

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                agree to notify the Obligors of such increase and of the date on which it becomes effective, promptly after learning of such increase in required capital. The Obligors agree that if the Holders provide evidence of a Change, the Obligors, upon receipt of such evidence, will deliver new notes which reflect an increase in the interest rate by 0.25% (25 basis points) of the then existing interest rate in substitution for the Notes. As used herein, "Change" means any change after the date of this Agreement that increases the risk based capital factor attributable to the Notes as mandated by the risk based capital guidelines for life and health insurance companies in effect in the United States on the date of this Amendment. If thereafter the risk based capital factor attributable to the Notes is reduced to or below the factor in effect on the date of this Amendment, the interest rate on the Notes shall be reduced by 0.25%.

2.      SALE AND PURCHASE OF NOTES.

                Subject to the terms and conditions of this Agreement, each of the Obligors will issue to you and you will accept from the Obligors, at the Closing provided for in Section 3, Notes in substitution for the Prior Notes in the principal amount and series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.      CLOSING.

                The issuance of the Notes shall occur at the offices of Gardner, Carton & Douglas, 1301 K Street, NW, East Tower, Washington, DC 20005, at 10:00 am Eastern time on January 16, 2001 (the "Closing"), or on such other Business Day with respect to the Closing as may be agreed upon by the Obligors and the Purchasers. At such Closing the Obligors will deliver to you Notes in substitution for the Prior Notes dated the date of such Closing and registered in your name (or in the name of your nominee).

4.      CONDITIONS TO CLOSING.

                Your obligation to accept the Notes to be issued to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

        4.1.    Representations and Warranties.

                The representations and warranties of the Parent and each Obligor in this Agreement shall be correct when made and at the time of the Closing.

        4.2.    Performance; No Default.

                Each of the Parent and the Obligors shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issuance of the Notes, no Default or Event of Default shall have occurred and be continuing as of the Closing. There shall have occurred and be continuing no Default or Event of Default under the

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Prior Note Agreement. Neither the Parent nor any Obligor nor any other
Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.4, 10.7 or 10.8 hereof had such Sections applied since such date.

        4.3.    Compliance Certificates.

                (a) Officer's Certificate. Each of the Parent and the Obligors shall have delivered to you Officer's Certificates, dated the date of the Closing certifying that the conditions specified in Sections 4.1, 4.2 and
4.9 have been fulfilled.

                (b) Secretary's Certificate. Each of the Parent and the Obligors shall have delivered to you a certificate dated the date of the Closing certifying, as applicable, as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

        4.4.    Opinions of Counsel.

                You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Shapiro Sher & Guinot, P.A., special United States counsel for the Parent and each of the Obligors, and from Dr. Francisco L. Vargas S. of Consultores Juridicos Especializados, Costa Rica special counsel for the Parent and each of the Obligors, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent and the Obligors hereby instruct its counsel to deliver such opinion to you), and (b) from Gardner, Carton & Douglas, your special U.S. counsel, and from Lacle and Gutierrez, your special Costa Rica counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to such transactions as you may reasonably request.

        4.5.    Purchase Permitted By Applicable Law, etc.

                On the date of the Closing, your acceptance of the Notes shall
(i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

        4.6.    Payment of Special Counsel Fees.

                Without limiting the provisions of Section 15.1, the Parent or the Obligors shall have paid on or before the Closing the reasonable fees, charges and disbursements of your

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special U.S. counsel referred to in Section 4.4 and of Lacle and Gutierrez, your special Costa Rica counsel, to the extent reflected in a statement of such counsel rendered to the Parent or the Obligors at least one Business Day prior to the Closing.

        4.7.    Private Placement Number.

                Private placement numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

        4.8.    Changes in Corporate Structure.

                Except as specified in Schedule 4.8, as of the date of the Closing, neither the Parent nor the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the issuance of the Prior Notes.

        4.9.    Proceedings and Documents.

                All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

        4.10.   Rating.

                The Obligors shall provide written evidence that Notes are rated no lower than "BB" by Fitch IBCA, Duff & Phelps Rating Agency on the date of the Closing.

        4.11.   Amendment Fee.

                The Parent or the Obligors shall have paid to the Purchasers on or before the Closing an amendment fee equal to 0.25% (25 basis points) of the principal amount of the Notes outstanding.

        4.12.   Financial Statements.

                The Parent or the Obligors shall have delivered to the Purchasers a copy of the Parent's financial statements for the fiscal year ending September 30, 2000 in the form to be set forth in the Parent's Form 10K to be filed on January 16, 2001 with the Securities and Exchange Commission.

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5.      REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE OBLIGORS.

                Each of the Parent and the Obligors represents and warrants to the Purchasers as of the Closing that:

        5.1.    Organization; Power and Authority.

                Each of the Parent and the Obligors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Obligors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, and, solely in the case of each Obligor, the Notes, and to perform the provisions hereof and thereof.

        5.2.    Authorization, etc.

                (a) This Agreement has been duly authorized by all necessary action on the part of the Parent and each Obligor, and upon execution and delivery thereof this Agreement will constitute, a legal, valid and binding obligation of the Parent and each Obligor enforceable against each of the Parent and the Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (b) The Notes have been duly authorized by all necessary action on the part of each Obligor, and upon execution and delivery thereof the Notes will constitute a legal, valid and binding obligation of the Obligors enforceable against each Obligor, on a joint and several basis, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3.    Disclosure.

                The Parent, through its agent, Citicorp Securities, Inc., has delivered to you and each other Purchaser a copy of a Private Placement Memorandum dated November 1997, as supplemented January 23, 1998 (the "Memorandum"), relating to the transactions contemplated hereby and to the As de Oros Acquisition. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings furnished to the Purchasers in connection with the Original Note Agreement and this Agreement and the financial statements

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and the filings made by the Parent under the Securities Act and the Exchange Act since January 23, 1998 listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in one of the documents, certificates or other writings identified therein or in the financial statements and SEC filings listed in Schedule 5.5, since September 30, 1999, there has been no change in the financial condition, operations, business or properties of the Parent or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or either Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Parent or either Obligor specifically for use in connection with the transactions contemplated hereby.

        5.4.    Organization and Ownership of Shares of Subsidiaries.

                (a) Schedule 5.4 is (except as noted therein) a complete and correct list (i) of the Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (ii) of the Parent's Affiliates, other than Subsidiaries, and (iii) of the Parent's and each Obligor's directors and senior officers.

                (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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        5.5.    Financial Statements.

                The Parent has delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        5.6.    Compliance with Laws, Other Instruments, etc.

                The execution, delivery and performance (a) by the Parent and each Obligor of this Agreement and (b) by each Obligor of the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent, either Obligor or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent, either Obligor or any other Subsidiary is bound or by which the Parent, either Obligor or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, either Obligor or any other Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, either Obligor or any other Subsidiary.

        5.7.    Governmental Authorizations, etc.

                Except for the filing of the "Relevant Events Report" with the Costa Rican Securities and Exchange Commission (Comision Nacional de Valores), which the Parent agrees to file promptly (but in any event within 10 Business
Days), no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent of this Agreement or by either Obligor of the Notes.

        5.8.    Litigation; Observance of Statutes and Orders.

                (a) Except as disclosed on Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Parent or either Obligor, threatened in writing against or affecting the Parent, either Obligor or any other Subsidiary or any property of the Parent, either Obligor or any other Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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                (b)     Except as disclosed on Schedule 5.8, neither the Parent
nor either Obligor nor any other Subsidiary is in default under any term of any agreement (including, but not limited to, the Original Note Agreement) or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        5.9.    Taxes.

                The Parent, each Obligor and the Parent's other Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, including social security payments, sales tax returns and municipal taxes of the Subsidiaries, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent, each Obligor or any other Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent nor any Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent, each Obligor and the Parent's other Subsidiaries in respect of U.S. and Costa Rican state or other taxes for all fiscal periods are adequate in all material respects. The U.S. and Costa Rican federal income tax liabilities of the Parent, each Obligor and the Parent's other Subsidiaries have been audited by the U.S. Internal Revenue Service and by Direccion General de la Tributacion Directa (Ministerio de Hacienda), and paid for all fiscal years up to and including the fiscal year ended September 30, 1999.

        5.10.   Title to Property; Leases.

                The Parent, each Obligor and the Parent's other Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent, each Obligor or any other Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All inventory and accounts receivable of the Parent, each Obligor and the Parent's other Subsidiaries are free and clear of all Liens. All leases that, individually or in the aggregate, are Material leases are valid and subsisting and are in full force and effect in all material respects.

        5.11.   Licenses, Permits, etc.

                Except as disclosed in Schedule 5.11,

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                (a)     the Parent, each Obligor and the Parent's other
Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                (b) to the best knowledge of the Parent and each Obligor, no product of the Parent or any Obligor or any other Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                (c) to the best knowledge of the Parent and each Obligor, there is no Material violation by any Person of any right of the Parent, either Obligor or any other Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent, either Obligor or any other Subsidiaries.

        5.12.   Compliance with ERISA.

                (a) The Parent, each Obligor, each other Subsidiary and each ERISA Affiliate have operated and administered each Plan and Foreign Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                (b) The present value of the aggregate benefit liabilities under each of the Plans and Foreign Plans (other than Multiemployer Plans), determined as of the end of such Plan's or Foreign Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's or Foreign Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan or Foreign Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA.

                (c) Neither the Parent, nor any Obligor, nor any other Subsidiary nor its ERISA Affiliates has incurred withdrawal liabilities (nor is any subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

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                (d)     The expected postretirement benefit obligation
(determined as of the last day of the Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent, each Obligor and any other Subsidiaries is not Material.

                (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representations in the first sentence of this Section 5.12(e) are made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

        5.13.   Private Offering.

                Neither the Parent nor any Obligor nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the other Purchasers and not more than 8 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Parent nor any Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

        5.14.   Use of Proceeds; Margin Regulations.

                The Parent has applied the proceeds of the sale of (a) the Prior Series A Notes to the prepayment of Debt of the Parent or its Subsidiaries and for general corporate purposes and (b) the Prior Series B Notes to the prepayment of the As de Oros Debt upon the consummation of the As de Oros Acquisition. No part of the proceeds from the sale of the Notes hereunder were used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Parent or either Obligor in a violation of Regulation X of said Board (12 CFR
Part 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR Part 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Parent and its Subsidiaries on a consolidated basis and the Parent does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

        5.15.   Existing Debt.

                (a)     Except as described therein, Schedule 5.15 sets forth
(i) a complete and correct list of all outstanding Debt of the Parent and its Subsidiaries as of September 30, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Parent or its Subsidiaries and (ii) a list of which Debt of the Parent and its Subsidiaries is to be prepaid with the proceeds of the Notes. Neither the Parent, either Obligor nor any other Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent or such Obligor or such Subsidiary and no event or condition exists with respect to any Debt of the Parent or any Obligor or any other Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                (b) Except as disclosed in Schedule 5.15, neither the Parent nor any Obligor nor any other Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

                (c) No Subsidiary is the Guarantor of Debt of the Parent or any other Subsidiary.

        5.16.   Foreign Assets Control Regulations, etc.

                Neither the sale of the Prior Notes by the Parent under the Prior Note Agreement nor its use of the proceeds thereof nor the issuance of the Notes by the Obligors will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        5.17.   Status under Certain Statutes.

                Neither the Parent nor either Obligor nor any other Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

        5.18.   Environmental Matters.

                Except as disclosed in Schedule 5.18, neither the Parent nor either Obligor nor any other Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent or either Obligor or any other Subsidiary or any of their respective real properties now or, to the best knowledge of the Parent or either Obligor, formerly owned, leased or operated by the Parent or either Obligor or any other Subsidiary or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in Schedule 5.18,

                (a) neither the Parent nor either Obligor nor any other Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of

Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                (b) neither the Parent nor either Obligor nor any of the Parent's other Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                (c) all buildings on all real properties now owned, leased or operated by the Parent, either Obligor or any of the Parent's other Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.      REPRESENTATIONS OF THE PURCHASER.

        6.1.    Purchase for Investment.

                You represent that you are accepting the Notes in substitution for the Prior Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

        6.2.    Source of Funds.

                You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") used by you to pay the purchase price of the Prior Notes that were purchased by you under the Prior Note Agreement:

                (a) if you are an insurance company, the Source did not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) had any interest, other than a separate account that was maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) were not affected in any manner by the investment performance of the separate account; or

                (b) the Source was either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the

        PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Parent in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                (c) the Source constituted assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Parent and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Parent in writing pursuant to this paragraph
        (c); or

                (d)     the Source was a governmental plan; or

                (e) the Source was one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Parent in writing pursuant to this paragraph (e); or

                (f) the Source did not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                (g) the Source was an "insurance company general account," within the meaning of Section V(e) of the Department of Labor Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995), and as of the date hereof, the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners ("NAIC Annual Statement") and before reduction for credits on account of any reinsurance ceded on a coinsurance basis (the "Reserves and Liabilities") for such insurance company general account's contract(s) held by or on behalf of any ERISA Plan, together with the amount of Reserves and Liabilities for such insurance company general account's contract(s) held by or on behalf of any other ERISA Plans maintained by the same employer (or any "affiliate" thereof, within the meaning of Section V(a)(I) of PTE 95-60) or by the same employee organization, do not exceed 10% of the total Reserves and Liabilities of such insurance company general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account, and the Parent is not an "affiliate," within the meaning of Section V(a) of PTE 95-60, of the insurance company maintaining such general account.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.      INFORMATION AS TO PARENT.

        7.1.    Financial and Business Information.

                The Obligors or the Parent, as applicable, shall deliver to each holder of Notes that is an Institutional Investor:

                (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                        (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and

                        (ii) consolidated statements of income and stockholders' equity and consolidated statements of cash flows of the Parent and its Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth, in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a certified public accountant and a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                (b) Annual Statements -- within 120 days after the end of each fiscal year of the Parent, duplicate copies of,

                        (i) a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year, and

                        (ii) consolidated statements of income and stockholders' equity and consolidated statements of cash flows of the Parent and its Subsidiaries, for such year, setting forth, in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied,

                        (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year, if any, (together with the Parent's annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor, and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                (c) SEC and Other Reports -- if the Parent is registered under the Exchange Act or the Securities Act, promptly upon their becoming available, and if applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Parent or any Subsidiary with the Securities and Exchange Commission;

                (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware
(i) of the existence of any Default or Event of Default, (ii) that any Person has given any notice or taken any action with respect to a claimed default hereunder or (iii) that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent or either Obligor is taking or proposes to take with respect thereto;

                (e) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                        (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                        (iii) any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

                (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                (g) Rule 144A Information. -- except at such times as either of the Obligors is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b), such financial or other information as any holder of the Notes may determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

                (h) Notice of Potential Default or Potential Event of Default -- promptly, and in any event within ten Business Days after a Responsible Officer becomes aware of the existence of any potential Default or potential Event of Default, a written notice specifying the nature and period of existence thereof and what action the Parent or either Obligor is taking or proposes to take with respect thereto;

                (i) Notice of Litigation and Liens -- promptly, and in any event within ten Business Days after a Responsible Officer becomes aware of the existence of (i) any embargo or lien against or affecting the Parent, either Obligor or any other Subsidiary or any property thereof in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to exceed $250,000; or (ii) any actions, suits, or proceedings pending or threatened in writing against or affecting the Parent, either Obligor or any other Subsidiary or any property of the Parent, either Obligor or any other Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to exceed $250,000;

                (j) Notice of Acquisitions or Dispositions -- promptly, and in any event within ten Business Days after (i) any acquisition by the Parent, any Obligor or any Subsidiary, in which the aggregate book value of assets associated with such acquisition exceeds 5% or more of the Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter,
(ii) any disposition of assets by the Parent, any Obligor or any Subsidiary, in which the aggregate book value of assets associated with such disposition exceeds 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                (k) Quarterly Information Call. The Obligors and the Parent shall within ten Business Days after each quarterly fiscal period in each fiscal year of the Parent hold a quarterly teleconference with the Purchasers to review and disclose the activities of the Parent, the Obligors and the Subsidiaries during such preceding quarterly fiscal period.

                (l) Monthly Written Report. The Obligors and the Parent shall within five days after the end of each month in each fiscal year of the Parent provide the Purchasers with a written report on the status of the Polaris litigation and existing cedulas hipotecarias.

                (m) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries or relating to the ability of the Parent and the Obligors to perform their obligations hereunder and, with respect to the Obligors, under the Notes as from time to time may be reasonably requested by any such holder of Notes.

        7.2.    Officer's Certificate.

                Each set of consolidated financial statements delivered to a holder of Notes pursuant to Section (a) or Section (b) of Section 7.1 shall be accompanied by certificates of a certified public accountant and a Senior Financial Officer of each of the Parent and the Obligors setting forth:

                (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether there was compliance with the requirements of Section 10.2 through Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                (b) Event of Default -- a statement that the Senior Financial Officer of the Parent and each of the Obligors has reviewed the relevant terms hereof and is knowledgeable concerning transactions and conditions of the Parent, the Obligors and the Parent's other Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that during such period no condition or event existed or exists that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent and each Obligor shall have taken or proposes to take with respect thereto.

        7.3.    Inspection.

                The Parent and each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent or the Obligors, as applicable, to visit the principal executive offices of the Parent or the Obligors, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the Parent's and/or the Obligor's officers, and, to visit the other offices and properties of the Parent and/or the Obligors and each other Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of the Parent, either Obligor or any other Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries), all at such times and as often as may be requested.

8.      PREPAYMENT OF THE NOTES.

        8.1.    Required Prepayments.

                On January 15, 2001 and on each January 15 thereafter to and including January 15, 2004 the Obligors will pay $4,000,000 (U.S. Dollars) principal amount (or such lesser principal amount as shall be outstanding) of the Notes, with the remaining principal payable at maturity on January 15, 2005. Each such payment shall be at a price of 100% of the principal amount paid, together with interest accrued thereon to the date of payment and without payment of the Make-Whole Amount or any premium.

        8.2.    Optional Prepayments with Make-Whole Amount.

                The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $1,000,000 (U.S. Dollars) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Obligors will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by certificates of a certified public accountant and a Senior Financial Officer of the Obligors as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes certificates of a certified public accountant and a Senior Financial Officer of the Obligors specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        8.3.    Change of Control.

                (a) Notice of Change in Control or Control Event. The Obligors will, within three Business Days after any Responsible Officer of the Parent or either of the Obligors has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

                (b) Condition to Parent Action. The Parent will not take any action that consummates or finalizes a Change in Control unless (i) at least 45 days prior to such action the Obligors shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, the Obligors prepay all Notes required to be prepaid in accordance with this Section 8.3.

                (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the

"Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 20 days and not more than 60 days after the date of such offer.

                (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Obligors at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

                (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. Two Business Days preceding the date of prepayment, the Obligors shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

                (f) Deferral Pending Change in Control. The obligation of the Obligors to prepay Notes pursuant to the offers required by subparagraphs
(a) and (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Obligors shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Parent or the Obligors that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

                (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a certified public accountant and a Senior Financial Officer of the Obligors and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (vi) that the conditions of this Section 8.3 have been fulfilled and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

                (h) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.3 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 on the Notes (allocated as set forth in Section 8.4) by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

        8.4.    Allocation of Partial Prepayments.

                In the case of each partial prepayment of the Note, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

        8.5.    Maturity; Surrender, etc.

                In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Obligors and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note

        8.6.    Purchase of Notes.

                The Parent will not and will not permit any Affiliate or Subsidiary to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Obligors will promptly cancel all Notes acquired by the Parent, the Obligors or any Subsidiary or Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        8.7.    Make-Whole Amount.

                The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings

                "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sections 8.2 or
        8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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

                "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus .50% or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus .50%. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between
        (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "Remaining Scheduled Payments" means, with respect to the Called principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2, 8.3 or 12.1.

                "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

                Each of the Parent and the Obligors covenants that so long as any of the Notes are outstanding:

        9.1.    Compliance with Law.

                Each of the Parent and the Obligors will and will cause each of the other Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        9.2.    Insurance.

                Each of the Parent and the Obligors will and will cause each of the other Subsidiaries to maintain under a program of self-insurance or, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated in the same jurisdiction.

        9.3.    Maintenance of Properties.

                Each of the Parent and the Obligors will and will cause each of the other Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent or either Obligor or any other Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

        9.4.    Payment of Taxes.

                Each of the Parent and the Obligors will and will cause each of the other Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent or either Obligor or any other Subsidiary, provided that neither the Parent nor either Obligor nor any other Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Parent or such Obligor or such other Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent, the Obligors or any other Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Obligor or such other Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        9.5.    Corporate Existence, etc.

                Each of the Parent and the Obligors will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.2 and 10.8, the Parent will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless otherwise provided in Section 10.2) and all rights and franchises of the Parent, the Obligors and the other Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

        9.6.    Subsidiary Obligors.

                The Parent will cause any entity that becomes a Subsidiary after the date of the Closing to become an Obligor under this Agreement and the Notes and to execute such documents as may be necessary to cause such Subsidiary to become an Obligor. The current Subsidiaries of the Parent are listed on Schedule
9.6 hereof. The Parent shall provide to the Purchasers an update of Schedule 9.6 within 10 Business Days after the acquisition of any new Subsidiary.

        9.7.    Subsidiary Acknowledgment.

                The Parent will within three Business Days following the consummation of any future acquisition of any Subsidiary take the necessary actions to hold shareholder meetings and Board of Directors meetings to make appropriate acknowledgment of this Agreement and, in particular, of those provisions that may obligate such Subsidiary to take certain actions or to limit its ability to perform certain actions, especially those provisions included in Sections 8, 9 and 10 of this Agreement.

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

10.     NEGATIVE COVENANTS.

                Each of the Parent and the Obligors covenants that so long as any of the Notes are outstanding:

        10.1.   Transactions with Affiliates.

                The Parent and each Obligor will not and will not permit any other Subsidiary to enter into directly or indirectly any Material transaction or arrangement or Material group of related transactions or arrangements (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent, either Obligor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent's, or such Obligor's or such other Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Obligor or such other Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

        10.2.   Merger, Consolidation, etc.

                Each of the Parent and the Obligors shall not, and shall not permit any other Subsidiary to, consolidate with or merge with any other Person, provided however that: (a) any Subsidiary may merge with the Parent or another Wholly-Owned Subsidiary; and (b) the Parent may merge with any other Person if, in the case of both the foregoing (a) and (b), (i) the surviving entity is a solvent entity organized in the U.S., (ii) the surviving entity (including the Parent or another Wholly-Owned Subsidiary, as applicable) expressly assumes in writing the Obligor's obligation under the Notes and furnishes the holders of the Notes with an opinion of independent counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, subject to such qualifications as may be satisfactory to the Required Holders, (iii) immediately after giving effect to such transaction no Default or Event of Default shall exist and (iv) the surviving entity could incur $1 of additional Funded Debt pursuant to Section 10.4(a).

        10.3.   Consolidated Net Worth.

                (a) The Consolidated Net Worth, measured as of the last day of any fiscal quarter, shall not be less than the sum of (i) $75% of Consolidated Net Worth as of the date of the consummation of the As de Oros Acquisition after giving effect to the As de Oros Acquisition (the "Base Figure") plus (ii) 50% of Consolidated Net Income (but only if a positive number) earned on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 1997; provided, that revaluation of the Parent's consolidated balance sheet resulting from changes in currency exchange rates shall not be included in calculating compliance with this Section 10.3.

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

        10.4.   Limitation on Debt.

                (a) The Parent and the Obligors shall not, and shall not permit any Subsidiary to permit there to be outstanding Debt except: (i) the Notes and all existing Consolidated Funded Debt as of January 23, 1998 and described on Schedule 10.4 hereof; (ii) Funded Debt of a Subsidiary or the Parent owed to either Obligor; and (iii) additional Debt, provided that the ratio of Consolidated Total Debt to Consolidated EBITDA shall at no time exceed
(A) 4.25 to 1.00 for the period from January 23, 1998 through March 31, 1998,
(B) 3.75 to 1.00 for the period from April 1, 1998 through June 30, 1998, (C)
3.50 to 1.00 for the period from July 1, 1998 through September 30, 1998 and (D)
3.00 to 1.00 after September 30, 1998.

                (b) The Parent shall not permit its Subsidiaries (including the Obligors) to permit there to be outstanding Debt, other than (i) Consolidated Funded Debt of Subsidiaries as of January 23, 1998 and described on
Schedule 10.4 hereof, (ii) Debt owed to the Parent or either Obligor, (iii) Permitted Subsidiary Guaranties; (iv) the Notes; and (v) additional Debt provided that the sum of (1) Total Debt outstanding of all Subsidiaries plus (2) Debt secured by Liens permitted under Section 10.6(j) will at no time exceed (A)
1.00 times Consolidated EBITDA from January 23, 1998 through December 31, 1998 and (B) .50 times Consolidated EBITDA after December 31, 1998; provided that such Debt must also be permitted to be incurred pursuant to paragraph (a) of this Section 10.4.

                (c) The Parent and the Obligors may renew, extend, substitute, refinance or replace any Consolidated Funded Debt permitted pursuant to paragraphs (a) and (b) above (except (a)(ii) and (b)(ii)); provided that the principal amount of Consolidated Funded Debt resulting from such renewal, extension, substitution, refinancing or replacement shall not exceed the original principal amount of such Consolidated Funded Debt and that no additional security shall be granted to secure such Consolidated Funded Debt.

        10.5.   Interest Coverage Ratio.

                The Interest Coverage Ratio for the four preceding consecutive fiscal quarters shall not be (a) less than 2.00 to 1.00 for the period from January 23, 1998 through March 31, 1998 and (b) less than 2.50 to 1.00 after March 31, 1998.

        10.6.   Limitation on Liens.

                The Parent and the Obligors shall not, and shall not permit the Subsidiaries to create or incur, or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Parent, the Obligors or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.6), or assign or otherwise convey any right to receive income or profits, except:

                (a) Liens for property taxes, assessments or other governmental charges which are not yet due and payable;

                (b) Liens securing landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens;

                (c) Liens incidental to the normal conduct of the business of the Parent, the Obligors or any other Subsidiary including Liens in connection with workers' compensation, unemployment insurance, and other governmental insurance or benefits, excluding Liens incurred in connection with the borrowing of money;

                (d) Liens to secure the performance of bids, tenders or trade contracts or to secure statutory obligations, surety or appeal bonds or other Liens of a similar value incurred in the ordinary course of business and not in connection with the borrowing of money;

                (e) Liens resulting from judgments which the Parent or the Obligors or any Subsidiary is protesting in good faith and which are effectively stayed, provided that adequate reserves shall have been made for such judgment in accordance with GAAP;

                (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Parent, the Obligors and the Parent's other Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent, the Obligors and its Subsidiaries.

                (g)     Liens securing Debt of a Subsidiary of either Obligor;

                (h) Liens in existence as of January 23, 1998 and described in Schedule 10.6 hereof;

                (i) Liens, mortgages or purchase money interests securing payment of the purchase price of assets provided (i) any such Liens attach solely to property acquired, constructed or improved within 180 days of the date of acquisition or commencement of construction; (ii) the principal amount of the Debt secured by any such Lien shall not exceed the lesser of (A) the cost to the Parent, an Obligor or any other Subsidiary of such property or (B) the fair market value of such property (as determined in good faith by senior management of the Parent); and (iii) Debt secured by such Lien shall have been incurred within the limitations set forth in Section 10.4; and

                (j) other Liens securing Consolidated Total Debt, provided that the sum of (i) Debt secured by such Liens and (ii) Debt of Subsidiaries incurred pursuant to Section 10.4(b) will not exceed (A) 1.00 times Consolidated EBITDA from January 23, 1998 through December 31, 1998 and (B) .50 times Consolidated EBITDA after December 31, 1998; and provided, further, that such Debt could be incurred pursuant to Section 10.4(a); and provided,

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further, that except for the cedulas hipotecarias disclosed on Schedule 10.6 hereof, the value of the real property secured by Liens which constitute cedulas hipotecarias shall in no case exceed an aggregate amount of $7,000,000 and the value of the real property shall be calculated at the greater of the principal amount of the Debt, the book value or independently appraised value of the real property secured by such cedulas hipotecarias. Except for the cedulas hipotecarias disclosed on Schedule 10.6 hereof, upon issuance of any cedulas hipotecarias, the Parent shall deliver to Citibank Costa Rica, S.A. such original cedulas hipotecarias and shall instruct and direct Citibank Costa Rica, S.A. to hold all original cedulas hipotecarias and maintain records with respect to all cedulas hipotecarias, including the principal amount of the Debt, the book value and independently appraised value of the property secured, the name and address of the secured lender and any other pertinent information. Further, at the time of any delivery of cedulas hipotecarias to Citibank Costa Rica, S.A., the Parent shall deliver copies of the same, including all pertinent information relating thereto, to the Purchasers. Notwithstanding the foregoing, no cedulas hipotecarias shall be transferred to any Person except the Obligors without the prior written consent of the Purchasers, and such prohibition shall include the transfer of any cedulas hipotecarias to any creditor or in connection with any legal proceedings.

If, notwithstanding the prohibition contained herein, the Obligors or the Parent shall, or shall permit any of their Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (j) of this Section 10.6, the Obligors or the Parent shall grant in favor of the Holders of the Notes a security in substitution of the Notes, in such form, nature and conditions required to satisfy those Holders and to provide them with a security equally and ratably with any and all other obligatons hereby secured. Such violation of this Section 10.6 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.6.

        10.7.   Restricted Payments.

                (a) The Parent will not, and will not permit any Subsidiaries to, at any time, declare or make or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action:

                        (i) the aggregate amount of Restricted Payments of the Parent and its Subsidiaries declared or made during the period from and after January 23, 1998 to and including the date of the Restricted Payment in question would not exceed the sum of (i) $1,000,000 (U.S. Dollars); plus (ii) 50% of Consolidated Net Income (but only if a positive number) calculated on a cumulative basis for the entire period from December 31, 1997 to and including the date of making a Restricted Payment; plus
                (iii) the net proceeds from the sale or issuance after January 23, 1998 (and other than to the Parent or a Subsidiary) of the Parent's capital stock; and

                        (ii)    no Default or Event of Default would exist.

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

The Parent will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of its date of declaration.

                (b) None of the Obligors will at any time, declare or make or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action:

                        (i) the aggregate amount of Restricted Payments of such Obligor declared or made during the period from and after January 23, 1998 to and including the date of the Restricted Payment in question would not exceed the sum of (i) $1,000,000 (U.S. Dollars); plus (ii) 50% of Consolidated Net Income (but only if a positive number) calculated on a cumulative basis for the entire period from December 31, 1997 to and including the date of making a Restricted Payment; plus (iii) the net proceeds from the sale or issuance after January 23, 1998 (and other than to the Parent or a Subsidiary) of capital stock of either Obligor; and

                        (ii)    no Default or Event of Default would exist.

Neither Obligor will declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of its date of declaration.

        10.8.   Sale of Assets.

                The Parent and the Obligors shall not, and shall not permit the Subsidiaries to, sell, lease, transfer or otherwise dispose of any assets (a "Disposition") during any single fiscal year, other than in the ordinary course of business if (i) the aggregate book value of assets associated with Dispositions made in any fiscal year would exceed 10% of Consolidated Net Worth determined as of the end of the immediately preceding fiscal quarter, or (ii) the aggregate net proceeds of all such Dispositions made after January 23, 1998 would exceed 25% of Consolidated Net Assets, and provided that, immediately after the consummation of the Disposition and after giving effect thereto, (A) no Default or Event of Default would exist and (B) at least $1.00 of additional Debt could be incurred pursuant to Section 10.4(a); provided, further however, that any Disposition is permitted without compliance with clauses (i) and (ii) of this Section 10.8 if the proceeds therefrom are used within 12 months to (B) acquire assets related to the Parent's or Obligor's business of comparable value or (C) reduce Senior Debt (on a pro rata basis among holders of Senior Debt), subject, as to the Notes, to the prepayment requirements and at the price set forth in Section 8.2; provided, however, that any holder of Notes may, in its sole discretion, decline to have its Notes so prepaid.

        10.9.   Restricted Investments.

                The Parent and the Obligors shall not, and shall not permit any Subsidiary to make any Investments which are Restricted Investments.

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

        10.10.  Nature of Business.

                The Parent and the Obligors shall not, and shall not permit any Subsidiary to, engage in any business if, as a result thereof, (a) less than 95% of the assets of the Parent and its Subsidiaries, taken as a whole, would be used in, and (b) less than 95% of the assets of the Parent and its Subsidiaries, taken as a whole, would be derived from, the production and sale of chickens and their by-products or the raw materials used in connection with the production and sale of chickens including, but not limited to, animal feed.

        10.11.  Pari Passu Position.

                The Parent and the Obligors agree that they will not grant or provide, and at no time will they allow to exist, be created or granted, any Guaranties by Subsidiaries for the benefit of, any of the bank lenders or other senior lenders to the Parent, the Obligors or Subsidiaries, unless in the case of the giving of any Guaranties by Subsidiaries, the Noteholders shall simultaneously be provided with such Guaranties.

        10.12.  Intercreditor Agreement.

                The Parent shall not permit any Subsidiary to issue a Guaranty (other than a Guaranty issued to the Noteholders) to any Person in connection with the incurrence of Debt by the Parent, any Obligor or another Subsidiary without requiring that the beneficiary of such Guaranty execute the Intercreditor Agreement at the time of the issuance of such Guaranty.

11.     EVENTS OF DEFAULT.

                An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                (a) either Obligor defaults in the payment of any principal, Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                (b) either Obligor defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                (c) the Parent, either Obligor or any other Subsidiary defaults in the performance of or compliance with any term contained in Sections
10.1 through 10.12 and Section 9.6; or

                (d) the Parent, either Obligor or any Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent or either Obligor obtaining actual knowledge of such default and (ii) the Parent or either Obligor receiving written notice of such default from any

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holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                (e) any representation or warranty made in writing by or on behalf of the Parent or either Obligor or by any officer of the Parent or either Obligor in this Agreement or in any writing furnished by the Parent or either Obligor, if any, in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                (f) (i) the Parent, either Obligor or any other Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $3,500,000 beyond any period of grace provided with respect thereto, or (ii) the Parent, either Obligor or any other Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $3,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interest), (x) the Parent, either Obligor or any other Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $3,500,000, or (y) one or more Persons have the right to require the Parent, either Obligor or any other Subsidiary so to purchase or repay such Debt; or

                (g) the Parent, either Obligor or any other Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief, reorganization, judicial management or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent, either Obligor or any of its other Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, either Obligor or any of the Parent's other Subsidiaries, or any such petition shall be filed against the Parent, either Obligor or any of the Parent's other Subsidiaries and such petition shall not be dismissed within 60 days; or

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                (i)     a final judgment or judgments for the payment of money
aggregating in excess of $3,500,000 (U.S. Dollars) or the equivalent thereof in another currency are rendered against one or more of the Parent, either Obligor and any of the Parent's other Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent or any other Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.     REMEDIES ON DEFAULT, ETC

        12.1.   Acceleration.

                (a) If an Event of Default with respect to the Parent or either Obligor described in paragraph (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

                (c)     If any Event of Default described in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by it or them to be immediately due and payable.

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

                Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        12.2.   Other Remedies.

                If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        12.3.   Rescission.

                At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal or Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        12.4.   No Waivers or Election of Remedies, Expenses, etc.

                No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute

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or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        13.1.   Registration of Notes.

                The Obligors shall keep at the principal executive office of Pipasa a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. Pipasa shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        13.2.   Transfer and Exchange of Notes.

                Upon surrender of any Note at the principal executive office of Pipasa for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver, at the Obligor's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit I. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000 (U.S. Dollars), provided that (i) Prior Notes issued in denominations of less than $500,000 and replaced by the Notes issued hereunder may be subsequently transferred in such lesser denominations and (ii) if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000 (U.S. Dollars). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

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

        13.3.   Replacement of Notes.

                Upon receipt by the Obligors of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 (U.S. Dollars), such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

        14.1.   Place of Payment.

                Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the address of the Purchasers set forth in Schedule A hereto. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of Parent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction, provided however, that such place of payment is in the United States of America.

        14.2.   Home Office Payment.

                So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligors at their principal executive offices or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Obligors in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.     EXPENSES, ETC.

        15.1.   Transaction Expenses.

                Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and Costa Rican or other counsel) incurred by you and each other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, or the Intercreditor Agreement, if any, (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, or the Intercreditor Agreement, if any, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, or the Intercreditor Agreement, if any, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, if any, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent, either Obligor or any other Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, or the Intercreditor Agreement, if any, and (c) all costs and expenses incurred in connection with the registration by the Purchaser with the Ministerio de Hacienda de Costa Rica for the purposes of obtaining an exception from the withholding tax referred to in Section 59, Paragraph 7 of the Costa Rican Income Tax Law (Ley de Impuesto Sobre la Renta No. 7092), as amended, and the appropriate resolutions of the Direccion General de la Tributacion Directa del Ministerio de Hacienda de Costa Rica. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

        15.2.   Indemnification by the Obligors

                The Obligors shall defend and indemnify the Noteholders (and their officers, directors and employees) and hold the Noteholders (and their officers, directors and employees) wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal in any U.S. or foreign jurisdiction) and expenses whatsoever (including, without limitation, attorneys' fees and expenses) that the Noteholders (and their officers, directors and employees) incur as a result of
(a) the Noteholders' (and their officers, directors and employees) registration with the Ministerio de Hacienda de Costa Rica referred to in Section 15.1 herein or (b) the method of payment of interest or Make-Whole Amount by the Obligors or any Subsidiary hereunder or (iii) any tax consequences to the

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

Parent, either Obligor or any other Subsidiary deriving from such registration or payments of interest or Make-Whole Amount.

        15.3.   Survival.

                The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes or the Intercreditor Agreement, if any, and the termination of this Agreement.

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the partial payment of the Notes, and may be relied upon as true and correct as of the date hereof by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or either Obligor, as applicable, pursuant to this Agreement shall be deemed representations and warranties of the Parent or either Obligor, as applicable, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you, the Parent and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the foregoing, except as otherwise expressly set forth herein, all such representations, warranties and statements are made only as of the date hereof and as of the Closing Date and at no time subsequent thereto.

17.     AMENDMENT AND WAIVER.

        17.1.   Requirements.

                This Agreement, the Notes and any other documents entered into herewith may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent, both Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Rating Make Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

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

        17.2.   Solicitation of Holders of Notes.

                (a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with reasonable information (which shall include, but not be limited to, information necessary to make covenant compliance calculations), not less than five Business Days in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will pay all reasonable attorney fees and expenses incurred by each holder of the Notes in connection with the review, evaluation and documentation of any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                (b) Payment. Neither the Parent nor either Obligor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        17.3.   Binding Effect, etc.

                Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors and the Parent without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        17.4.   Notes held by Parent, Obligors, etc.

                Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent, the Obligors or any of the Parent's other Subsidiaries or Affiliates shall be deemed not to be outstanding.

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

18.     NOTICES.

                All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Parent in writing,

                (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Parent in writing, or

                (iii) if to the Parent, to the attention of Calixto Chaves or Jorge M.L. Quesada, at del Cub Canpestre Espanol 100 metros norte calle Vista Linda, Heredia, Costa Rica, or at such other address as the Parent shall have specified to the holder of each Note in writing.

                (iv) if to As de Oros, at 1 Kilometer West of Firestone, La Ribera de Belen, Heredia, Costa Rica, to the attention of Calixto Chaves or Jorge M.L. Quesada, and if to Pipasa, at 1 Kilometer West of Firestone, La Ribera de Belen, Heredia, Costa Rica, to the attention of Calixto Chaves or Jorge M.L. Quesada, or at such other address as As de Oros or Pipasa, respectively, shall have specified to the holder of each
        Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.     REPRODUCTION OF DOCUMENTS.

                This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors and the Parent agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Obligors, the Parent or any holder of Notes from contesting any such reproduction to the same

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

extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.     CONFIDENTIAL INFORMATION.

                For the purposes of this Section 20, "Confidential Information" means any of the financial statements or other financial information that has been or may in the future be delivered to you by the Parent or the Obligors or any other information delivered to you by or on behalf of the Parent or the Obligors or any other Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent or the Obligors or such other Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent or the Obligors or any other Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Parent or the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may, in the opinion of your counsel, be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Parent or the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

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21.     SUBSTITUTION OF PURCHASER.

                You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.     INCREASED COSTS; TAXES; INDEMNIFICATION

        22.1.   Tax Indemnification.

                (a) Each Obligor agrees that in the event any payments made by the Parent, either Obligor or any other Subsidiary or other Person hereunder or under the Notes to any holder of a Note are subject to any income, stamp or other taxes, levies, imposts, duties, charges, fees, set-offs, deductions, withholdings, restrictions or conditions of whatever nature, now or hereafter imposed, levied, collected, withheld or assessed by or within Costa Rica or any political subdivision, taxing or other governmental authority thereof or therein or by the government of any other country or jurisdiction or any authority therein or thereof (other than the United States) from or through which payment is made or deemed to be made (such taxes are collectively referred to as "Taxes"), then amounts payable hereunder shall be increased to such amount as is necessary so that the holder of any Note shall receive net after Taxes (whether withheld from amounts due the holder or assessed against the holder), the sum of
(i) the same amount that it would have received had no Taxes applied and (ii) any Taxes imposed on the amounts by which the payments hereunder are increased. The Obligors shall pay all Taxes at the time and in the manner prescribed by applicable law. If the Parent, the Obligors or any Subsidiary fails to withhold any Taxes as required by applicable law and if such amounts are assessed against the holder of a Note, the Obligors shall also indemnify the holder of a Note for any interest and penalties assessed against such holder. The Obligors shall furnish to each holder of a Note a receipt of Tax withheld at the time and in the manner prescribed by applicable law; provided, however, that in the event neither time nor manner is prescribed by applicable law, then the Obligors shall furnish such information within five (5) Business Days after such information is received by the Obligors.

                (b)     Payment under the indemnification described in this
Section 22.1 shall be made (i) in the case of any Taxes which the Parent, the Obligors or any Subsidiary is required to withhold or deduct from any payment hereunder, by increasing the payment as may be necessary

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

so that after all such Taxes (including Taxes required in respect of the amount by which the payment is increased) the holders of the Notes shall receive such amounts as they would have received had no such Taxes been required to be withheld, deducted, collected or assessed; and (ii) in any other case, within 30 days from the date any holder entitled to the benefit of such indemnity makes written demand therefor. A certificate as to the amount required to be indemnified hereunder and the calculation thereof (if determinable), submitted to the Obligors by such holder shall be conclusive and binding for all purposes, absent manifest error and subject to the final determination of any amounts in respect thereof as a result of a decision of the competent taxing authority and courts of appeal therefrom.

                (c) Without prejudice to the survival of any other agreement of the Parent or the Obligors hereunder, the agreements and obligations of the Obligors contained in this Section 22.1 shall survive the payment in full or principal of and the interest on the Notes and all other amounts payable to the holders or any of them hereunder or under or in respect of the Notes.

        22.2.   Currency and Judgment Currency.

        Each of the Obligors agrees to indemnify the Noteholders against any loss incurred by such holder as a result of any judgment or order being given or made against the Parent, either Obligor or any Subsidiary for any judgment or order being expressed and paid in a currency other than United States Dollars in the manner set forth below in (a), (b) and (c):

                (a) All payments to be made by the Obligors or any Subsidiaries pursuant to the Agreement, the Notes, or the Guaranty, including but not limited to principal, interest, and Make-Whole Amounts, shall be in immediately available funds in United States dollars, the currency of legal tender in the United States of America. The Obligors acknowledge that the purchase of the Notes has been funded by sources outside of Costa Rica and that in accordance with article 49 of the Organic Law of the Central Bank of Costa Rica, the Notes shall be paid in the currency of legal tender in the United States of America.

                (b) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the holder of a Note in one currency into another currency, the Obligors and each holder agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such holder could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day on which final judgment is given.

                (c) The obligation of the Obligors in respect of any sum payable by it to the holder of a Note shall, notwithstanding any judgment in a currency (the "judgment currency") other than that in which such sum is denominated in accordance with the applicable provisions herein (the "Note currency") be discharged only to the extent that on the Business Day following receipt by such holder of the Note of any sum adjudged to be so due in the judgment currency, such holder of the Note may in accordance with normal banking procedures purchase the Note currency with the judgment currency. If the amount of the Note currency so purchased is less

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

than the sum originally due to the holder of the Note in the Note currency (determined in the manner set forth in the preceding paragraph), the Obligors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the holder of the Note against such loss.

23.     MISCELLANEOUS.

        23.1.   Successors and Assigns.

                All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        23.2.   Payments Due on Non-Business Days.

                Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        23.3.   Severability.

                Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        23.4.   Construction.

                Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        23.5.   Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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

        23.6.   Law Governing; Consent to Jurisdiction.

                (a) This Agreement shall be governed by and construed in accordance with the laws of Costa Rica. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought. EACH OF THE OBLIGORS AND THE PARENT IRREVOCABLY AGREE THAT, SUBJECT TO THE NOTEHOLDER'S SOLE AND ABSOLUTE CONSENT TO A CONTRARY JURISDICTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN COSTA RICA. EACH OF THE OBLIGORS AND THE PARENT HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN SAN JOSE, COSTA RICA. EACH OF THE OBLIGORS AND THE PARENT WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST EACH OF THE OBLIGORS OR THE PARENT BY THE NOTEHOLDERS IN ACCORDANCE WITH THIS PARAGRAPH.

                (b) Notwithstanding the agreement as to the governing law and the choice of jurisdiction, the parties acknowledge that this Agreement contains several references to laws of the United States of America and such parties declare and represent that they know the content of those laws and the extension of any application such laws might have and the parties undertake to comply with such laws during the term of this Agreement.

        23.7.   Service of Process.

                Each of the Obligors, for the benefit of the holders from time to time of the Notes, hereby irrevocably appoints Dr. Francisco L. Vargas S, Consultores Juridicos Especializados, Primera Entrada Barrio Los yoses, San Jose, 200 mts al sur casa mano derecha, Costa Rica as the authorized agent of the Obligors upon whom process may be served in any suit or proceeding instituted in any court in Costa Rica arising out of or based upon this Agreement. The Parent hereby irrevocably appoints CT Corporation Systems, Inc., as the authorized agent of the Parent upon whom process may be served in any suit or proceeding instituted in any court in the United States of America or in Costa Rica arising out of or based upon this Agreement. Each of the Obligors and the Parent agree that service of process as aforementioned shall be deemed in every respect effective service of process on each of the Obligors and the Parent in any such suit or proceeding and that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over each Obligor or bring actions, suits or proceedings against each of the Obligors in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Obligors agree to take any and all action, including the execution and filing of all such

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

documents and instruments, as may be necessary to effect and continue the appointment by the Obligors of said agent in full force and effect so long as any of the Notes shall be outstanding.

        23.8.   Knowledge of the Obligors.

                As used herein, "knowledge of the Obligors," "to the Obligors' knowledge," "to the best of the Obligors' knowledge" and all other similar words and phrases mean the actual knowledge of any Responsible Officer.

        23.9.   Knowledge of the Parent.

                As used herein, "knowledge of the Parent," "to the Parent's knowledge," "to the best of the Parent's knowledge" and all other similar words and phrases mean the actual knowledge of any Responsible Officer.

        23.10.  Currency.

                All references to "U. S. Dollars" or the sign "$" shall denote the lawful currency of the United States of America.

        23.11.  Federal.

                All references to "federal" shall refer to the United States of America or to Costa Rica or to both of such countries as the context may require or permit.

                                    * * * * *

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

                If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Parent and the Obligors, whereupon the foregoing shall become a binding agreement between you, the Parent and the Obligors.

                                              Very truly yours,

                                              CORPORACION PIPASA, S.A.

                                              By:  /s/ Calixto Chaves Zamora
                                                  --------------------------
                                              Its: President

                                              CORPORACION AS DE OROS

                                              By:  /s/ Calixto Chaves Zamora
                                                  --------------------------
                                              Its: President

                                              RICA FOODS, INC.

                                              By:  /s/ Calixto Chaves Zamora
                                                  --------------------------
                                              Its: President

The foregoing is hereby agreed
to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By:  /s/ Cathy Schwartz
    ------------------------------
Its: Assistant Vice President

By:  /s/ Diane W. Oales
    ------------------------------
Its: Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY,
 as agent for Pacific Life CBO 1998-1 LTD.

By:  /s/ Cathy Schwartz
    -----------------------------
Its: Assistant Vice President

By:  /s/ Diane W. Oales
    -----------------------------
Its: Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:  /s/ Pet S. Fiek
    -----------------------------
Its: Assistant Vice President

By:  /s/ Diane W. Oales
    -----------------------------
Its: Assistant Secretary

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